As filed with the Securities and Exchange Commission on September 10, 2020.

Registration No. 333-248513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2000	81-1589788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

275 W. Lundgren Mill Drive

Sisters, Oregon 97759

(888) 670-6796

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Valerie Ells

Chief Financial Officer

275 W. Lundgren Mill Drive

Sisters, Oregon 97759

(888) 670-6796

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David R. Crandall, Esq. Hogan Lovells US LLP 1601 Wewatta Street, Suite 900 Denver, Colorado 80202 (303) 899-7300	Andrew McCormick, Esq. Laird Superfood, Inc. 275 W. Lundgren Mill Drive Sisters, Oregon 97759 (888) 670-6796	Thomas S. Levato, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1**	Second Amended and Restated Certificate of Incorporation of Laird Superfood, Inc., as amended, as currently in effect.
3.2**	Bylaws of Laird Superfood, Inc., as currently in effect.
3.3	Form of Amended and Restated Certificate of Incorporation of Laird Superfood, Inc., to be effective upon the closing of this offering.
3.4	Form of Amended and Restated Bylaws of Laird Superfood, Inc., to be effective upon the closing of this offering.
4.1	Form of Stock Certificate for Common Stock.
4.2**	Warrant to Purchase Common Stock of Laird Superfood, Inc. dated April 13, 2020.
4.3**	Stockholder Agreement, dated April 13, 2020, between the Company and Danone Manifesto Ventures, PBC.
5.1*	Opinion of Hogan Lovells US LLP.
10.1#**	Form of Laird Superfood, Inc. 2020 Omnibus Incentive Plan.
10.2#	Form of Incentive Stock Option Agreement under the 2020 Omnibus Incentive Plan.
10.3#	Form of Non-Qualified Stock Option Agreement under 2020 Omnibus Incentive Plan.
10.4#	Form of Restricted Stock Award Agreement under the 2020 Omnibus Incentive Plan.
10.5#	Form of Restricted Stock Unit Agreement under the 2020 Omnibus Incentive Plan.
10.6#	Form of Indemnification Agreement for Directors and Officers.
10.7#**	Laird Superfood, Inc. 2018 Equity Incentive Plan, and form of award agreement thereunder.
10.8#**	Laird Superfood, Inc. 2016 Stock Incentive Plan, and form of award agreement thereunder.
10.9#**	Form of Laird Superfood 2020 Employee Stock Purchase Plan.
10.10#	Amended and Restated Employment Agreement, dated September 10, 2020, between the Company and Paul Hodge (to be effective upon the closing of this offering).
10.11#	Amended and Restated Employment Agreement, dated September 10, 2020, between the Company and Valerie Ells (to be effective upon the closing of this offering).
10.12#	Amended and Restated Employment Agreement, dated September 10, 2020, between the Company and Luan Pham (to be effective upon the closing of this offering).
10.13**	License and Preservation Agreement, dated May 26, 2020, by and among the Company, Laird Hamilton, and Gabrielle Reece.
10.14**	Loan Agreement, dated August 10, 2017, between the Company and East Asset Management, LLC.
10.15**	Commercial Pledge Agreement, dated February 5, 2019, between the Company and First Interstate Bank, as amended February 26, 2020.
23.1**	Consent of Moss Adams LLP.
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.
99.1**	Consent of Geoffrey T. Barker, Director Nominee.
99.2**	Consent of Maile Clark, Director Nominee.
99.3**	Consent of Jim Buechler, Director Nominee.

*	To be filed by amendment.
**	Previously filed.
#	Indicates management contract or compensatory plan.

II-1

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sisters, State of Oregon, on the 10th day of September, 2020.

Laird Superfood, Inc.

By:	/s/ Paul W. Hodge Jr.
Name:	Paul W. Hodge Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul W. Hodge Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2020
Paul W. Hodge Jr.

/s/ Valerie Ells	Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2020
Valerie Ells

*	Chairman of the Board and Director	September 10, 2020
Thomas Wetherald

*	Chief Innovator and Director	September 10, 2020
Laird Hamilton

*	Director	September 10, 2020
Gregory Graves

*By:	/s/ Paul W. Hodge Jr.
Paul W. Hodge Jr.
Attorney-in-Fact